UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Illumina, Inc.
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March 19, 2012

Dear Fellow Stockholder:

Your support at this year’s Annual Meeting – scheduled for April 18, 2012 – is critical to ensure Illumina can continue to create superior value for you and your fellow stockholders.

Roche Holding Ltd – an Illumina competitor with a track record of pursuing hostile acquisitions – is trying to buy Illumina at a low-ball price and capture our future growth and value potential for its own stockholders. Roche has also launched a proxy fight in an attempt to elect its own director nominees to our Board – nominees who are loyal to Roche and who we believe would support Roche’s efforts to steal value that rightly belongs to you.

Please use the enclosed WHITE PROXY CARD to vote today to protect your investment – by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided.

ILLUMINA IS THE CLEAR INNOVATION AND MARKET LEADER

IN AN INDUSTRY ON THE VERGE OF EXTRAORDINARY GROWTH

Illumina is the clear innovation and market leader in tools for genetic analysis at a time when our industry as a whole – and Illumina in particular – has the potential to experience extraordinary growth. Genetic information is on the verge of being broadly applied beyond molecular biology research into a whole new world of clinical diagnostics and personalized medicine. In short, this market is at a breakthrough point and it’s an exciting time to be an Illumina stockholder: genetic sequencing is the future of healthcare, and Illumina is at the forefront of this transformation.

Illumina is focused on capturing and realizing the significant growth opportunities for sequencing in emerging new markets, including molecular diagnostics, reproductive health and cancer management, as well as industrial end markets ripe for conversion to next-generation sequencing, such as agricultural biotechnology, veterinary medicine and forensics.

Your Board believes that, with Illumina’s breadth and depth of platforms, capabilities and expertise, the Company is poised for substantial growth in these new and evolving markets, serving an expanding and diversifying customer base.

Illumina is, in fact, delivering today successfully commercialized products to research laboratories and is effectively collaborating with the clinics, hospitals and researchers who are making real the world of next-generation genetic sequencing.

PLEASE VOTE THE WHITE PROXY CARD TODAY

ROCHE IS TRYING TO CAPTURE VALUE AT THE EXPENSE OF ILLUMINA STOCKHOLDERS

Roche’s blatantly opportunistic hostile offer of $44.50 per share for Illumina – a price significantly below where our stock price was only a few months ago – was thoroughly reviewed and considered by our Board of Directors, together with our financial and legal advisors, and was unanimously rejected as grossly inadequate. The Board rejected Roche’s offer because it dramatically undervalues Illumina, because it was timed to take advantage of what we believe was a temporary price dip caused by external events, and because it falls far short of the value we believe we can deliver to our stockholders by pursuing our strategic plan.

ILLUMINA’S TRACK RECORD OF INNOVATION AND

CREATING STOCKHOLDER VALUE IS RECOGNIZED AS UNIQUE IN THE INDUSTRY

We alone have succeeded in a marketplace that has witnessed numerous attempts by others to establish viable sequencing and array businesses, none of which have achieved a similar level of success. In fact, one of the reasons Roche is desperate to acquire Illumina is that Roche’s own efforts in our market have severely disappointed. In contrast, Illumina has driven revenue increases at a compound annual growth rate (“CAGR”) of 83%, and, over the past five years, our earnings per share (“EPS”) has increased at a CAGR of 26%.

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ILLUMINA’S INNOVATION AND EFFECTIVE EXECUTION DELIVERS GROWTH

…AND THIS IS ONLY JUST THE BEGINNING

Illumina has demonstrated an unrivaled track record of industry-leading innovation, superior operational performance, financial discipline and execution over a period of many years. Since 2002, we have delivered nine platforms to market, generating a 1,129% return for our stockholders over the 10-year period ending in January 2012. We have invested in R&D, driven innovation, commercialized our products, and reduced the costs and time required for genetic sequencing far more effectively than any of our competitors. And we’re only just beginning – we are more excited about our current product development pipeline than ever.

YOUR BOARD IS COMMITTED TO CONTINUING

TO ACT IN THE BEST INTERESTS OF ILLUMINA STOCKHOLDERS

We are seeking your support to re-elect to the Illumina Board the highly qualified and experienced directors whose brief biographical summaries are listed in the attached addendum: A. Blaine Bowman; Karin Eastham; Jay T. Flatley, President and CEO; and William H. Rastetter, Chairman. Our Board nominees are accomplished executives and experts in their fields, and they are all fully committed to acting in your best interests. We urge you to support them. Your vote is critical to ensuring that Illumina can continue to expand our market leadership, propel our growth and deliver value for your benefit.

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YOUR BOARD IS BETTER POSITIONED TO PROTECT YOUR INTERESTS

THAN ROCHE’S HAND-PICKED NOMINEES

Despite Illumina’s rejection of Roche’s grossly inadequate offer, Roche has launched a proxy fight to try to seize control of your Board with its own, hand-picked nominees in a “board-packing” scheme. If successful, Roche’s scheme would remove our CEO and three independent, experienced and highly qualified directors – including our Chairman – from Illumina’s Board. Roche’s paid nominees – most of whom have been associated with Roche’s previous hostile acquisitions – are, in our view, only being put forward by Roche to support Roche’s hostile offer to acquire Illumina at the lowest possible price. We strongly urge you to reject Roche’s proposals and its efforts to seize control of your Board, and to protect your interests by voting and returning the WHITE PROXY CARD today.

YOUR VOTE IS IMPORTANT – PLEASE VOTE THE WHITE PROXY CARD TODAY!

Whether or not you plan to attend the Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE PROXY CARD. We urge you to vote by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided.

On behalf of the Board of Directors, we thank you for your continued support, and we look forward to continuing to deliver outstanding value to you in the future.

/s/ William H. Rastetter, Ph.D.	/s/ Jay T. Flatley
William H. Rastetter, Ph.D.	Jay T. Flatley
Chairman	President and CEO

PLEASE VOTE THE WHITE PROXY CARD TODAY

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5835

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by Roche.

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ADDENDUM

YOUR BOARD IS COMMITTED TO CONTINUING TO

ACT IN THE BEST INTERESTS OF ILLUMINA STOCKHOLDERS

We are seeking your support to re-elect our highly qualified and experienced directors to the Illumina Board at the upcoming Annual Meeting of Stockholders:

•

A. Blaine Bowman has been a director since January 2007. Mr. Bowman was formerly Chairman, President, Chief Executive Officer, and a director of Dionex Corporation, which was acquired in 2011 by Thermo Fisher Scientific. Mr. Bowman retired as President and Chief Executive Officer of Dionex in 2002 and as Chairman of the Board in 2005. Before joining Dionex, Mr. Bowman was a management consultant with McKinsey & Company and a product engineer with Motorola Semiconductor Products Division. Mr. Bowman currently serves as a director of ProteinSimple (formerly Cell Biosciences), and previously served as a director of Solexa, which was acquired by Illumina in 2007, and Molecular Devices until its sale in 2007. A highly respected industry veteran, Mr. Bowman’s leadership experience and understanding of highly technical manufacturing processes have enabled him to provide valuable perspectives to the Board.

•

Karin Eastham, CPA, has been a director since July 2004. Ms. Eastham currently provides consulting and executive coaching to companies in the healthcare industry in addition to serving on the boards of directors for several life science companies, including Amylin Pharmaceuticals, Inc., Geron Corporation and Trius, Inc. Ms. Eastham also served as a director of Genoptix, Inc., which was acquired by Novartis in 2011. Ms. Eastham previously served as Executive Vice President, Chief Operating Officer and a member of the Board of Trustees of the Burnham Institute for Medical Research. From 1999 to 2004, Ms. Eastham served as Senior Vice President, Finance, Chief Financial Officer and Secretary of Diversa Corporation. She also previously held similar positions with CombiChem, Inc. and Cytel Corporation. Earlier, Ms. Eastham held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation. The depth and breadth of Ms. Eastham’s skillset, including her corporate finance and accounting expertise and significant clinical experience, have further equipped the Board in making strategic decisions regarding the long-term growth of the Company.

•

Jay T. Flatley was appointed President and CEO of Illumina in 1999. He has taken the Company from $1.3 million in sales in 2000 to over $1 billion in 2011. Mr. Flatley oversaw the Company’s expansion into the whole genome sequencing area with the acquisition of Solexa in 2006 and more recently into diagnostics and consumer sequencing. Mr. Flatley was co-founder, President, Chief Executive Officer and a director of Molecular Dynamics, Inc., a NASDAQ-listed life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech Inc. in 1998. Mr. Flatley has been an integral part of Illumina’s success and has been instrumental in driving the Company’s strategy and operations over the past thirteen years.

•

William H. Rastetter, Ph.D. has been a director since November 1998 and Chairman of the Board since January 2005. Dr. Rastetter has been a partner at Venrock, a venture capital firm, since 2006. He retired as the Executive Chairman of Biogen Idec Inc. at the end of 2005. He had served in this position since the merger of Biogen and IDEC Pharmaceuticals Corporation in 2003; he was a founder of IDEC in 1986 and served as the Company’s CEO until 2003. Currently, Dr. Rastetter also serves as the Chairman of Neurocrine Biosciences, Inc., Chairman of Receptos, Inc., and Chairman of Fate Therapeutics, Inc. Dr. Rastetter has vast experience overseeing fast-growing biotechnology businesses and has provided significant contributions to Illumina over the last fourteen years on the Board. In addition, Dr. Rastetter has been instrumental to the development and launch of some of the most successful targeted therapies in the industry, such as Rituxan.

    Your vote is important. WE URGE YOU TO SIGN AND RETURN the enclosed WHITE PROXY CARD for Illumina’s four nominees today.

PLEASE VOTE THE WHITE PROXY CARD TODAY

FORWARD-LOOKING STATEMENTS

This communication may contain statements that are forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our sequencing, BeadArray™, VeraCode®, Eco™, and consumables technologies and to deploy new sequencing, genotyping, gene expression, and diagnostics products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and consumables, (iii) significant uncertainty concerning government and academic research funding worldwide as governments in the United States and Europe, in particular, focus on reducing fiscal deficits while at the same time confronting slowing economic growth, (iv) business disruptions associated with the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, and (v) other factors detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina undertakes no obligation, and does not intend, to update these forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. In response to the tender offer commenced by CKH Acquisition Corporation, a wholly owned subsidiary of Roche Holding Ltd, Illumina has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders also are able to obtain free copies of these documents, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

In addition, in connection with its 2012 Annual Meeting of Stockholders, Illumina has filed a definitive proxy statement and a WHITE proxy card with the SEC on March 19, 2012, and has mailed the definitive proxy statement and WHITE proxy card to its security holders. INVESTORS AND SECURITY HOLDERS OF ILLUMINA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE WHITE PROXY CARD FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS AND OTHER DOCUMENTS FILED WITH THE SEC (WHEN THEY BECOME AVAILABLE) CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders also are able to obtain free copies of the definitive proxy statement and other documents filed with the SEC by Illumina (when they become available) through the web site maintained by the SEC at http://www.sec.gov. Investors and security holders are also able to obtain free copies of the definitive proxy statement, and other documents filed with the SEC by Illumina (when they become available), from Illumina by directing a request to Illumina, Inc., Attn: Investor Relations, Kevin Williams, MD, kwilliams@illumina.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Illumina and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with Illumina’s 2012 Annual Meeting of Stockholders under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of Illumina’s directors and executive officers in (i) Illumina’s Annual Report on Form 10-K for the year ended January 1, 2012, which was filed with the SEC on February 24, 2012, and (ii) Illumina’s definitive proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2012. To the extent that Illumina’s directors’ and executive officers’ holdings of Illumina’s securities have changed from the amounts printed in the definitive proxy statement for the 2012 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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